EXHIBIT 99.1

SELLAS Life Sciences Provides Business Update and Reports Second Quarter 2020 Financial Results

–Strengthened balance sheet in August 2020 with $9.2 million private placement priced at-the-market –
–Clinical programs for galinpepimut-S, including phase 3 REGAL study, on track, with multiple data readouts expected in next 18 months –

NEW YORK, August 13, 2020 -- SELLAS Life Sciences Group, Inc. (Nasdaq:SLS) (“SELLAS” or the “Company”), a late-stage clinical biopharmaceutical company focused on the development of novel cancer immunotherapies for a broad range of cancer indications, today provided a business update and reported financial results for the quarter ended June 30, 2020.

“We are pleased that our ongoing studies for galinpepimut-S (GPS) – our Phase 3 REGAL study in patients with acute myeloid leukemia (AML) who have achieved complete remission after second-line anti-leukemic therapy (CR2), our Phase 1/2 basket study of GPS in combination with Merck’s pembrolizumab (KEYTRUDA®), and the Phase 1 investigator-sponsored clinical trial (IST) of GPS in combination with Bristol-Myers Squibb’s anti-PD-1 therapy, nivolumab (Opdivo®), in patients with malignant pleural mesothelioma (MPM) - are all proceeding on track despite these challenging times,” said Angelos Stergiou, MD, ScD h.c., President and Chief Executive Officer of SELLAS. “During the second quarter of 2020, we established the independent Data Monitoring Committee (DMC) for the REGAL study comprised of esteemed members of the medical, scientific and biostatistical communities as well as a Steering Committee for the study.”

Dr. Stergiou added, “We are also pleased to have strengthened our balance sheet with the closing of our private placement financing in early August, as the proceeds will be used to continue to progress our GPS program.”

Second Quarter 2020 Pipeline Highlights

•Galinpepimut-S (GPS) Program
◦In May 2020, SELLAS announced the formation of the Independent Data Monitoring Committee (DMC) for its pivotal Phase 3 REGAL clinical trial in AML CR2 patients. The DMC, comprised of an independent group of medical, scientific and biostatistics experts, is responsible for reviewing and evaluating patient safety and efficacy data for the REGAL study. The DMC currently consists of four members: Moshe Talpaz, M.D., Associate Director of Translational Research and Associate Chief of the Division of Hematology/Oncology at the University of Michigan Comprehensive Cancer Center and Chair of the DMC; Thomas Fleming, Ph.D., Professor and former department chair of the University of Washington Department of Biostatistics, Member of the Fred Hutchinson Cancer Research Center, former Director of the Statistical Center for HIV/AIDS Prevention Trial Network, NIAID, Special Government Employee for the FDA, and for more than 25 years, a regular member of several FDA Advisory Committees; Miguel-Angel Perales, M.D., Chief, Adult Bone Marrow Transplant Service at Memorial Sloan Kettering Cancer Center (MSKCC); and Stephane de Botton, M.D., Head of the Hematology Department at the Gustave Roussy Cancer Campus in Paris, France.
◦In April 2020, the Company announced the formation of the Steering Committee for the REGAL study. The Steering Committee currently consists of three members: Dr. Hagop Kantarjian, MD, Professor and Chair of the Department of Leukemia at The University of Texas MD Anderson Cancer Center, and Principal Investigator at MD Anderson for the REGAL study and Chair of the REGAL Steering Committee; Dr. Javier Pinilla-Ibarz, MD, PhD, Director of Immunotherapy for Malignant Hematology at the H. Lee Moffitt Cancer Center and member of the SELLAS Scientific Advisory Board; and Dr. Moshe Yair Levy, MD, Director of Hematologic Malignancies at the Texas Oncology - Baylor Charles A. Sammons Cancer Center.
◦Initial data readout from the MPM IST is expected by the end of 2020; initial data from the Phase 1/2 basket study is expected in the first half of 2021; and the planned interim safety and futility analysis in the REGAL study is expected to occur by the end of 2021.

Recent Corporate Highlights

•In July 2020, SELLAS announced a private placement priced at-the-market of 2,744,078 shares of its common stock and accompanying warrants to purchase an aggregate of up to 2,744,078 shares of common stock, at a combined purchase price of $3.335 per share and accompanying warrant, to certain institutional and accredited investors, with gross proceeds to the Company of approximately $9.2 million before deducting the placement agent fee and related offering expenses.

Second Quarter 2020 Financial Results

R&D Expenses: Research and development expenses were $2.3 million for the second quarter of 2020, as compared to $1.4 million for the second quarter of 2019. Research and development expenses for the first half of 2020 were $4.1 million, as compared to $3.2 million for the same period in 2019. The increases in research and development expenses during the second quarter and first half of 2020 compared to the same periods in 2019 were primarily due to clinical trial expenses incurred for the REGAL study commencing in 2020.

G&A Expense: General and administrative expenses were $2.0 million for the second quarter of 2020, as compared to $2.6 million for the second quarter of 2019. General and administrative expenses for the first half of 2020 were $4.2 million, as compared to $5.1 million for the same period in 2019. The decreases during the second quarter and first half of 2020 compared to the same periods in 2019 were primarily due a reduction in legal fees and personnel related expenses.

Net Loss: Net loss attributable to common stockholders was $4.4 million for the second quarter of 2020, or a basic and diluted loss per share attributable to common stockholders of $0.66, as compared to a net loss attributable to common stockholders of $4.1 million for the second quarter of 2019, or a basic and diluted loss per share attributable to common stockholders of $6.33. Net loss attributable to common stockholders was $8.6 million for the first half of 2020, or a basic and diluted loss per share attributable to common stockholders of $1.32, as compared to a net loss attributable to common stockholders of $9.1 million for the first half of 2019, or a basic and diluted loss per share attributable to common stockholders of $16.56.

Cash Position: As of June 30, 2020, cash and cash equivalents totaled approximately $3.3 million. Following the end of the quarter, on August 4, 2020, the Company received gross proceeds of approximately $9.2 million from the Company’s sale, through a private placement priced at-the-market, of shares of common stock and accompanying common stock warrants to purchase shares of common stock.

About SELLAS Life Sciences Group, Inc.

SELLAS is a late-stage clinical biopharmaceutical company focused on the development of novel cancer immunotherapeutics for a broad range of cancer indications. SELLAS’ lead product candidate, GPS, is licensed from MSKCC and targets the WT1 protein, which is present in an array of tumor types. GPS has potential as a monotherapy or in combination to address a broad spectrum of hematologic malignancies and solid tumor indications. SELLAS’ second product candidate, nelipepimut-S, is a HER2-directed cancer immunotherapy with potential for the treatment of patients with early stage breast cancer with low to intermediate HER2 expression, otherwise known as HER2 1+ or 2+, which includes triple negative breast cancer patients, following standard of care.

For more information on SELLAS, please visit www.sellaslifesciences.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts are “forward-looking statements,” including those relating to future events. In some cases, forward-looking statements can be identified by terminology such as “plan,” “expect,” “anticipate,” “may,” “might,” “will,” “should,” “project,” “believe,” “estimate,” “predict,” “potential,” “intend,” or “continue” and other words or terms of similar meaning. These statements include, without limitation, statements related to the Company’s plans for further development of and regulatory plans for GPS, including the timing of clinical results and the potential for GPS as a drug development candidate. These forward-looking statements are based on current plans, objectives, estimates, expectations and intentions, and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with the COVID-19 pandemic and its impact on the Company’s clinical plans and business strategy, risks and uncertainties associated with immune-oncology product development and clinical success thereof, the uncertainty of regulatory approval, and other risks and uncertainties affecting SELLAS and its development programs as set forth under the caption “Risk Factors” in SELLAS’ Annual Report on Form 10-K filed on March 13, 2020 and in its other SEC filings. Other risks and uncertainties of which SELLAS is not currently aware may also affect SELLAS’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements herein are made only as of the date hereof. SELLAS undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Keytruda® and Opdivo® are registered trademarks of Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc., Kenilworth, N.J., USA, and Bristol Myers Squibb, respectively, and are not trademarks of SELLAS. The manufacturers of these brands are not affiliated with and do not endorse SELLAS or its products.

Investor Contacts
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Investor Relations
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